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                                                                      Exhibit 11


Statement 11 Re: Computation of Earnings Per Share
Second Bancorp, Inc. and Subsidiary

                                                  For the Three Months Ended       For the Six Months Ended
                                              -----------------------------------------------------------------
                                                      June 30           June 30        June 30        June 30
                                                        1998             1997           1998           1997
                                                        ----             ----           ----           ----
(Dollars in thousands, except per share data)
BASIC:
Weighted  average shares issued                        6,903,561       6,784,504     6,887,807       6,763,719
Less: Treasury shares                                    (50,400)        (50,400)      (50,400)        (46,758)
                                              -----------------------------------------------------------------
Net Weighted average shares outstanding                6,853,161       6,734,104     6,837,407       6,716,961
                                              =================================================================

Net income                                                $2,588          $2,191        $5,077          $4,341
                                              =================================================================

Basic Earnings Per Share                                   $0.38           $0.32         $0.74           $0.64

DILUTED:
Weighted  average shares issued                        6,903,561       6,784,504     6,887,807       6,763,719
Less: Treasury shares                                    (50,400)        (50,400)      (50,400)        (46,758)
Net effect of dilutive stock options -
  based on the treasury stock method
  using average market price                              94,298          55,878        97,717          78,528
Assumed conversion of $1.50 Preferred
  Stock Series A-1                                             0               0             0             113
                                              -----------------------------------------------------------------
                                                       6,947,459       6,789,982     6,935,124       6,795,602
                                              =================================================================

Net income                                                $2,588          $2,150        $5,077          $4,341

Diluted Earnings Per Share                                 $0.37           $0.32         $0.73           $0.64

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